EXHIBIT 16.1

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
-----------------------------------------
CERTIFIED PUBLIC ACCOUNTANTS
                                                              High Ridge Commons
                                                                Suites 400 - 403
                                                     200 Haddonfield Berlin Road
                                                             Gibbsboro, NJ 08026

February 22, 2006

Mr. Larry Liu
Chief Executive Officer
401 Rosemont Ave., FITCI
Frederick, MD 21701

Dear Mr. Liu:

This is to confirm that the client-auditor relationship between Cybrdi, Inc. (Commission File Number 09081) and Bagell, Josephs, Levine & Company, L.L.C. has ceased due to a lack of communication from the Company.

Sincerely,


Bagell, Josephs, Levine & Company, L.L.C.


CC:      Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 5546
         100 F Street, N.E.
         Washington, DC 20549